SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2008

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16 2008, TVI Corporation’s wholly-owned subsidiary, Signature Special Event Services, Inc. (“SSES”), entered into a Bill of Sale (the “Purchase Agreement”) with EventStar, Inc. (“EventStar”), pursuant to which SSES sold to EventStar certain shelter and other inventory assets based out of its Orlando, Florida branch (the “Asset Sale”). The closing of the Asset Sale took place on October 16, 2008, simultaneously with the execution of the Purchase Agreement by the parties. The stated purchase price under the Purchase Agreement of $500,000 was paid to the Company in cash at closing.

SSES has obtained the consent to the Asset Sale of its senior secured lender, Branch Banking & Trust Company (“BB&T”), as required under its Amended and Restated Financing and Security Agreement with BB&T, as previously amended (collectively, the “Financing Agreement”). BB&T has also agreed to release its lien on the assets subject to the Shelter Asset Sale. The net proceeds of the Asset Sale will be used to pay costs associated with the cessation of operations in Orlando and to reduce the term loan indebtedness under the Financing Agreement.

TVI expects to take a non-cash charge of approximately $700,000 in the third quarter related to the impairment of the assets underlying the sale.

The description of the Asset Sale contained in this report is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this current report.

Item 2.02	Results of Operations and Financial Condition

On October 21, 2006, TVI Corporation issued a press release announcing preliminary third quarter 2008 financial results. The text of the press release is furnished as Exhibit 99.1 to this Report. The information in Item 2.02 of this current report and in the press release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information included in or incorporated by reference to Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 2.06	Material Impairments.

In an effort to reduce costs and streamline its business, TVI announced its intention to exit the tent-rental business and to divest the related assets and has classified the tent rental business as discontinued operations. As a result, TVI’s third-quarter financial statements will include a non-cash charge of approximately $5.2 million related to the impairment of the tent assets and brand-name intangible. TVI is working to terminate the leases for the Florida and Frederick, Maryland locations. The $5.2 million non-cash charge includes the $700,000 charge related to the Asset Sale.

Safe Harbor Statement

This Form 8-K contains statements regarding total estimated impairment charges which are “forward-looking statements” as defined under Section 21E of the Securities Exchange Act of 1934. Such statements are based on the current assumptions and expectations of TVI’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those discussed in the forward-looking statements. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including, but not limited to, TVI’s quarterly report on Form 10-Q for the period ending June 30, 2008. The “forward-looking statements” included herein are made only as of the date of publication and TVI undertakes no obligation to update the information set forth in this Form 8-K.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously announced, on September 16, 2008 the Company was notified that the Nasdaq Hearings Panel (the “Panel”) had granted TVI’s request to remain listed on The Nasdaq Capital Market, subject to the condition that on or before December 1, 2008 TVI must have evidenced a closing bid price of $1 or more for a minimum of ten prior consecutive trading days. On October 21, 2008, TVI announced that it had received notification that The Nasdaq Stock Market has suspended for a three month period the enforcement of the rules requiring a minimum $1 closing bid price or a minimum market value of publicly held shares. Nasdaq has stated that, given the current extraordinary market conditions, this suspension will remain in effect through Friday, January 16, 2009 and will be reinstated on Monday, January 19, 2009. As a result of this suspension, TVI now has until March 4, 2009 to regain compliance with the minimum bid price rule. TVI previously had until December 1, 2008 to regain such compliance.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Bill of Sale and Sublease, dated as of October 16, 2008, by and among TVI Corporation, Signature Special Event Services, Inc. and, EventStar, Inc.*

99.1	Press release dated October 21, 2008 (this exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed)

*	Schedules have been omitted pursuant to SEC rules and will be provided upon SEC request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION (Registrant)

Date: October 21, 2008	/s/ Sherri S. Voelkel
Sherri S. Voelkel Senior Vice President and Chief Financial Officer

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